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                              Arthur Andersen LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 23, 1998 (except with respect to the matters discussed in Note 20, as to which the date is February 24, 1998) included in Heller Financial, Inc.'s Form 10-K/A for the year ended December 31, 1997 and to all references to our firm included in this registration statement.

                                       /s/ Arthur Andersen LLP


Chicago, Illinois
July 8, 1998